Page 9 of 21 Pages

                                PLEDGE AGREEMENT


                  This PLEDGE AGREEMENT, dated as of May 28, 1999 (as amended, supplemented or otherwise modified from time to time, this "Pledge Agreement"), is made by MERIT PARTNERS, LLC, a New York limited liability company (the "Pledgor"), in favor of CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, a Delaware limited liability company (the "Secured Party").


                              W I T N E S S E T H :
                              - - - - - - - - - -


                  WHEREAS, NorthStar Partnership, L.P. (the "Borrower"), NorthStar Capital Investment Corp., a Maryland corporation, the Pledgor and the Secured Party have entered into an Amended and Restated Subordinated Loan Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement");

                  WHEREAS, pursuant to the Loan Agreement, the Secured Party has agreed to restructure the terms of the Loan (the "Restructuring") to the Borrower upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the Pledgor is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined) issued by Emeritus Corporation, a Washington corporation (the "Issuer"); and

                  WHEREAS, it is a condition precedent to the obligation of the Secured Party to enter into the Restructuring under the Loan Agreement that the Pledgor shall have executed and delivered this Pledge Agreement to the Secured Party.

                  NOW, THEREFORE, in consideration of the premises and to induce the Secured Party to enter into the Loan Agreement, the Pledgor hereby agrees with the Secured Party as follows:

                  1.       Defined Terms. Unless otherwise defined herein, terms
                           -------------
which are defined in the Loan Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

                  "Collateral" means the Pledged Stock and all Proceeds.

                  "Pledge Agreement" means this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

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                                                             Page 10 of 21 Pages

                  "Pledged  Stock"  means  the  shares of  capital  stock of the
         Issuer listed on Schedule I hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by the Issuer to the Pledgor in respect of such shares of capital stock while this Pledge Agreement is in effect.

                  "Proceeds"  means all  "proceeds"  as such term is  defined in
         Section 9-306(1) of the UCC on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

                  "Special Secured Obligations" means all obligations and liabilities of the Pledgor to the Secured Party, now existing or hereafter incurred, arising under or in connection with the Loan Agreement; provided, that such obligations and liabilities shall in no
                     --------
         event be greater than $25,000,000 plus any costs or expenses required to be paid by Pledgor under this Pledge Agreement; provided, further,
                                                             --------   -------
         the maximum amount of such obligations and liabilities shall be reduced by any amortization or other payments received by the Secured Party pursuant to Sections 2.1(d) and 2.2(b) of the Loan Agreement.

                  "UCC" means the Uniform Commercial Code from time to time in effect in the State of New York.

                  2.       Pledge;  Grant  of  Security  Interest.  The  Pledgor
                           --------------------------------------
hereby delivers to the Secured Party all the Pledged Stock and hereby grants to the Secured Party a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Special Secured Obligations.

                  3.       Stock Powers.  Concurrently  with the delivery to the
                           ------------
Secured Party of each certificate representing one or more shares of Pledged Stock, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor.

                  4.       Representations    and   Warranties.    The   Pledgor
                           -----------------------------------
represents and warrants that:

                                    (a)     the   Pledgor   has  the  power  and
         authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Lien on the Collateral pursuant to, this Pledge Agreement and has taken all necessary action to authorize its execution, delivery and performance of, and grant of the Lien on the Collateral pursuant to, this Pledge Agreement;


                                    (b)     this Pledge Agreement  constitutes a
         legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally;

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                                                             Page 11 of 21 Pages

                                    (c)     the    execution,    delivery    and
         performance of this Pledge Agreement will not violate any provision of any Requirement of Law or Contractual Obligation of the Pledgor and will not result in the creation or imposition of any Lien on any of the properties or revenues of the Pledgor pursuant to any Requirement of Law or Contractual Obligation, except as contemplated hereby;

                                    (d)     no  consent  or  authorization   of,
         filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Pledgor or the Issuer), is required in connection with the execution, delivery, performance, validity or enforceability of this Pledge Agreement;

                                    (e)     no  litigation,   investigation   or
         proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Pledgor, threatened by or against the Pledgor or against any of its properties or revenues with respect to this Pledge Agreement or any of the transactions contemplated hereby;

                                    (f)     the shares of Pledged  Stock  listed
         on Schedule I constitute all the issued and outstanding shares of all classes of the capital stock of the Issuer owned by the Pledgor or any direct or indirect parent entity or Subsidiary of the Pledgor;

                                    (g)     all the shares of the Pledged  Stock
         have   been  duly  and   validly   issued   and  are  fully   paid  and
         non-assessable;

                                    (h)     the   Pledgor   is  the  record  and
         beneficial owner of, and has good and marketable title to, the Pledged Stock, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement and the subordinate Lien granted to the Lenders under the NationsBank Agreement; and

                                    (i)     upon  delivery to the Secured  Party
         of the stock certificates evidencing the Pledged Stock, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority security interest on the Collateral, enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor.


                  5.       Covenants.  The Pledgor covenants and agrees with the
                           ---------
Secured Party that from and after the date of this Pledge Agreement until the Special Secured Obligations are paid in full:

                                    (a)     If the Pledgor shall, as a result of
         its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any

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                                                             Page 12 of 21 Pages

         certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Secured Party, hold the same in trust for the Secured Party and deliver the same forthwith to the Secured Party in the exact form received, duly endorsed by the Pledgor to the Secured Party, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor, to be held by the Secured Party, subject to the terms hereof, as additional collateral security for the Special Secured Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of the Issuer shall be paid over to the Secured Party to be held by it hereunder as additional collateral security for the Special Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Secured Party to be held by it hereunder as additional collateral security for the Special Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Secured Party, hold such money or property in trust for the Secured Party, segregated from other funds of the Pledgor, as additional collateral security for the Special Secured Obligations.


                                    (b)     Without the prior written consent of
         the Secured Party, the Pledgor will not (i) vote to enable, or take any other action to permit, the Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of the Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, unless the Net Proceeds of such sale or other disposition shall be sufficient for the Pledgor to make a prepayment of the Loan in an amount not less than $25,000,000 pursuant to Section 2.2(b) of the Loan Agreement and the Secured Party actually receives such amount, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement and the subordinate lien granted to the Lenders under the NationsBank Agreement, (iv) enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Secured Party to sell, assign or transfer any of the Collateral or (v) amend or modify the Designation or any of the Transaction Documents (as each such term is defined in the Preferred Stock Purchase Agreement, dated as of October 24, 1997, by and among the Issuer, as seller and Merit Partners, LLC, as purchaser). The Pledgor will defend the right, title and interest of the Secured Party in and to the Collateral against the claims and demands of all Persons whomsoever.

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                                                             Page 13 of 21 Pages

                                    (c)     The  Pledgor   shall   maintain  the
         security interest created by this Pledge Agreement as a first, perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Secured Party may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper (in each case as defined in the UCC), such note, instrument or chattel paper shall be immediately delivered to the Secured Party, duly endorsed in a manner satisfactory to the Secured Party, to be held as Collateral pursuant to this Pledge Agreement.

                                    (d)     The  Pledgor  agrees to pay,  and to
         save the Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamps, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

                  6.       Cash Dividends;  Voting Rights.  Pledgor shall pay to
                           ------------------------------
the Secured Party all cash dividends of the Issuer in respect of the Pledged Stock which shall be applied to the Special Secured Obligations pursuant to
Section 2.2 (b) of the Loan Agreement. Unless an Event of Default shall have occurred and be continuing and the Secured Party shall have given notice to the Pledgor of the Secured Party's intent to exercise its corresponding rights pursuant to Section 7, the Pledgor shall be permitted to exercise all voting and corporate rights with respect to the Pledged Stock, provided, however, that no
                                                     ---------  -------
vote shall be cast or corporate right exercised or other action taken which, in the Secured Party's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Loan Agreement, the Note or this Pledge Agreement.

                  7.       Rights of the Secured Party.
                           ---------------------------

                                    (a)     If an Event of Default  shall  occur
         and be continuing, the Secured Party shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Special Secured Obligations in such order as the Secured Party may determine. If an Event of Default shall occur and be continuing and the Secured Party shall give notice of its intent to exercise such rights to the Pledgor, all shares of the Pledged Stock shall be registered in the name of the Secured Party or its nominee, and the Secured Party or its nominee may thereafter exercise (i) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of the

                                                             Page 14 of 21 Pages

         Issuer or otherwise and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owned thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Issuer, or upon the exercise by the Pledgor or the Secured Party of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Secured Party shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                                    (b)     The  rights  of  the  Secured  Party
         hereunder shall not be conditioned or contingent upon the pursuit by the Secured Party of any right or remedy against the Issuer or against any other Person which may be or become liable in respect of all or any part of the Special Secured Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. The Secured Party shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, and shall not be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.


                 8.       Remedies.  If an Event of Default  shall  occur and be
                          --------
continuing, the Secured Party may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Special Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, the Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Secured Party

                                                             Page 15 of 21 Pages

shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Secured Party, to the payment in whole or in part of the Special Secured Obligations, in such order as the Secured Party may elect, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the UCC, need the Secured Party account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor shall remain liable for any deficiency subject to any limitations set forth in the definition of Special Secured Obligations if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Special Secured Obligations and the fees and disbursements of any attorneys, employees by the Secured Party to collect such deficiency. The Pledgor further waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the UCC.

                  9.       Registration Rights; Private Sales.
                           ----------------------------------

                                    (a)     If the Secured Party shall determine
         to exercise its rights to sell any or all of the Pledged Stock pursuant to Section 8 hereof, and if in the opinion of the Secured Party it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Pledgor will use its best efforts to cause the Issuer to (i) execute and deliver, and cause the directors and officers of the Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Secured Party, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to use its best efforts to cause the Issuer to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                                    (b)     The  Pledgor   recognizes  that  the
         Secured Party may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such

                                                             Page 16 of 21 Pages

         securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer to register such securities for public sale under the Securities Act, even if the Issuer would agree to do so.

                                    (c)     The  Pledgor  further  agrees to use
         its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 9 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Loan Agreement.

                  10.      Secured Party Appointment as Attorney-in-Fact.
                           ---------------------------------------------


                                    (a)     The   Pledgor   hereby   irrevocably
         constitutes and appoints the Secured Party and any officer or agent of the Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in the Secured Party's own name, from time to time in the Secured Party's discretion, upon the occurrence and during the continuance of any Event of Default for the purpose of carrying out the terms of this Pledge
         Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

                                    (b)     The Pledgor hereby ratifies all that
         said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in paragraph 10(a). All powers, authorizations and agencies contained in this Pledge Agreement are coupled with an interest and are irrevocable until this Pledge Agreement is terminated and the security interests created hereby are released.

                  11.      No  Subrogation.   Notwithstanding   any  payment  or
                           ---------------
payments made by the Pledgor hereunder, or any setoff or application of funds of the Pledgor by the Secured Party, or the receipt of any amounts by the Secured Party with respect to any of the Collateral, the Pledgor shall not be entitled to be subrogated to any of the rights of the Secured Party against any other collateral security held by the Secured Party for the payment of the Special Secured Obligations until all amounts owing to the Secured Party on account of

                                                             Page 17 of 21 Pages

the Special Secured Obligations are paid in full. If any amount shall be paid to the Pledgor on account of such subrogation rights at any time when all of the Special Secured Obligations shall not have been paid in full, such amount shall be held by the Pledgor in trust for the Secured Party, segregated from other funds of the Pledgor, and shall, forthwith upon receipt by the Pledgor, be turned over to the Secured Party in the exact form received by the Pledgor (duly endorsed by the Pledgor to the Secured Party, if required) to be applied against the Special Secured Obligations, whether matured or unmatured, in such order as the Secured Party may determine.


                  12.      Amendments,  etc. with respect to the Special Secured
                           -----------------------------------------------------
Obligations.  The Pledgor shall  remain obligated hereunder,  and the Collateral
------------
shall remain subject to the Lien granted hereby, notwithstanding that, without any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Special Secured Obligations made by the Secured Party may be rescinded by the Secured Party, and any of the Special Secured Obligations continued, and the Special Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Secured Party, and the Loan Agreement, the Note and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Secured Party may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Secured Party for the payment of the Special Secured Obligations may be sold, exchanged, waived, surrendered or released. The Secured Party shall not have any obligation to protect, secure, perfect or insure this or any other Lien at any time held by it as security for the Special Secured Obligations or any property subject thereto. The Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Special Secured Obligations and notice of or proof of reliance by the Secured Party upon this Pledge Agreement; the Special Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement; and all dealings between the Pledgor, on the one hand, and the Secured Party, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Issuer or the Pledgor with respect to the Special Secured Obligations.

                  13.      Limitation  on  Duties  Regarding   Collateral.   The
                           ----------------------------------------------
Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar securities and property for its own account. Neither the Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

                                                             Page 18 of 21 Pages

                  14.      Execution  of  Financing   Statements.   Pursuant  to
                           -------------------------------------
Section 9-402 of the UCC, the Pledgor authorizes the Secured Party to file financing statements with respect to the Collateral without the signature of the Pledgor in such form and in such filing offices as the Secured Party reasonably determines appropriate to perfect the security interest of the Secured Party under this Pledge Agreement. A carbon, photographic or other reproduction of this Pledge Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

                  15.      Powers Coupled with an Interest.  All  authorizations
                           -------------------------------
and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                  16.      Severability.  Any provision of this Pledge Agreement
                           ------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  17.      Section  Headings.  The section headings used in this
                           -----------------
Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  18.      No Waiver;  Cumulative  Remedies.  The Secured  Party
                           --------------------------------
shall not by any act (except by a written instrument pursuant to Section 19 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  19.      Waivers  and  Amendments;   Successors  and  Assigns;
                           -----------------------------------------------------
Governing  Law. None of the terms or provisions of this Pledge  Agreement may be
--------------
amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Secured Party, provided that any provision of
                                                 --------
this Pledge Agreement may be waived by the Secured Party in a letter or agreement executed by the Secured Party or by telex or facsimile transmission from the Secured Party. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Secured Party and its respective successors and assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                                                             Page 19 of 21 Pages

                  20.      Termination;  Release of Collateral. Upon the payment
                           -----------------------------------
in full of the principal of and all accrued interests on the Loan and all fees in connection therewith, the security interest granted hereby and all of the Pledgor's obligations hereunder shall terminate. Upon payment in full of the Special Secured Obligations, the Secured Party shall release its security interest in the Collateral and all rights to the Collateral shall revert, first to the Lenders under the NationsBank Agreement for so long as any amounts owing under the NationsBank Agreement remain outstanding and, thereafter, to the Pledgor. Upon the release of the Collateral, the Secured Party shall execute and deliver to the Pledgor such documents the Pledgor shall reasonably request to evidence such release.

                  21.      Notices. All notices, requests and demands to or upon
                           -------
the Secured Party or the Pledgor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made when delivered by hand, or one Domestic Business Day if by recognized overnight courier service; or three Domestic Business Days after being deposited in the mail postage prepaid, or if given by telecopy, when received, addressed to the Secured Party or the Pledgor at its address or transmission number for notices provided in Section 10.2 of the Loan Agreement. The Secured Party and the Pledgor may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

                  22.      Irrevocable  Authorization and Instruction to Issuer.
                           -----------------------------------------------------
The Pledgor hereby irrevocably authorizes and instructs the Issuer to comply with any instruction received by it from the Secured Party in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying.

                                                             Page 20 of 21 Pages

                  IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                               MERIT PARTNERS, LLC

                               By:      NorthStar Partnership, L.P.,
                                        managing member

                                        By:  NorthStar Capital Investment Corp.,
                                             its sole general partner


                                             By:____________________
                                             Name:
                                             Title:




Address for Notices:

c/o NorthStar Capital Investment Corp.
527 Madison Avenue, 16th Floor
New York, New York  10022
Attention: Mr. Richard J. McCready
Telecopy: (212) 319-4557

                                                             Page 21 of 21 Pages


                                                                      SCHEDULE 1
                                                             to Pledge Agreement
                                                             -------------------


                          DESCRIPTION OF PLEDGED STOCK


                                                             Stock
                                    Class of             Certificate  No. of
Issuer                               Stock                    No.                        Shares
------                               ------                   ---                        ------

Emeritus Corporation                Preferred                  1                         25,000




